EXHIBIT 21.01

                              LIST OF SUBSIDIARIES


Subsidiaries of Boots & Coots International Well Control, Inc.
- --------------------------------------------------------------
IWC Services, Inc.                                        Texas
Boots & Coots Special Services, Inc.                      Texas
Elmagco, Inc.                                             Delaware
Boots & Coots Services                                    Delaware


Subsidiaries of IWC Services, Inc.
- ----------------------------------
Hell Fighters, Inc.                                       Texas
Boots & Coots Overseas, Ltd.                              British Virgin Islands
International Well Control Services, Ltd.                 Cayman Islands
ABASCO, Inc.                                              Texas
IWC Engineering, Inc.                                     Texas


Subsidiary of Boots & Coots Overseas, Ltd.
- ------------------------------------------
Boots & Coots/IWC de Venezuela, S.A.                      Venezuela


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